                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-12


                              ARK RESTAURANTS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                              ARK RESTAURANTS CORP.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4)  Date filed:

                              ARK RESTAURANTS CORP.

                                 85 Fifth Avenue
                            New York, New York 10003
                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on March 27, 2002

To Shareholders of
Ark Restaurants Corp.

         Notice is Hereby Given that the Annual Meeting of Shareholders of Ark Restaurants Corp. (the "Company") will be held on March 27, 2002 at 10:00 A.M. at Bryant Park Grill, located at 25 West 40th Street, New York, New York for the following purposes:

         (1)   To elect a board of nine directors;

         (2) To approve the adoption of certain proposed amendments to the Company's Certificate of Incorporation;

         (3) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2002 fiscal year; and

         (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

               The Board of Directors has fixed the close of business on February 19, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.
All shareholders are cordially invited to attend.

         YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW THE PROXY AND VOTE YOUR OWN SHARES.


                                         By Order of the Board of Directors,

                                         Vincent Pascal
                                         Secretary and Senior Vice President

New York, New York
February 22, 2002

                              ARK RESTAURANTS CORP.

                              ---------------------
                                 PROXY STATEMENT
                              ---------------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Ark Restaurants Corp., a New York corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders to be held at Bryant Park Grill, located at 25 West 40th Street, New York, New York, at 10:00 A.M. on March 27, 2002 and at any adjournment or adjournments thereof (the "Meeting").

         If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified therein and if no instructions are given, will be voted (i) IN FAVOR of the nominees for election as directors, (ii) IN FAVOR of the approval of certain proposed amendments to the Company's Certificate of Incorporation, and (iii) IN FAVOR of the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the 2002 fiscal year. Election of directors will be determined by a plurality of votes cast at the Meeting in person or by proxy. Approval of the proposed amendments to the Certificate of Incorporation will be determined by a majority of all outstanding shares entitled to vote thereon at the Meeting. Ratification of the appointment of Deloitte & Touche LLP and all other proposals to be considered at the Meeting will be determined by a majority of votes cast at the Meeting in person or by proxy.

         The proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the Meeting. Such revocation will not affect any vote taken prior thereto. The mere presence at the Meeting of the person appointing a proxy will not revoke the appointment.

         The approximate date this Proxy Statement and the accompanying Proxy will first be mailed to shareholders is on or about February 22, 2002. The Company's principal executive offices are located at 85 Fifth Avenue, New York, New York 10003.


                        VOTING SECURITIES -- RECORD DATE

         Only holders of record of the Company's Common Stock at the close of business on February 19, 2002 will be entitled to notice of and to vote at the Meeting. On that date 3,181,299 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information at February 1, 2002, with respect to the beneficial ownership of shares of Common Stock owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election as director of the Company, (iii) the President and Chief Executive Officer and the other four most highly compensated executive officers of the Company, and
(iv) all current executive officers and directors of the Company as a group:

               Name and Address                              Amount and Nature of
             of Beneficial Owner                            Beneficial Owneship (1)      Percent of Class
             -------------------                            -----------------------      ----------------
Michael Weinstein...........................                      926,138(2)                   28.6%
        85 Fifth Avenue
        New York, New York 10003

FMR Corp....................................                      295,000(3)                    9.3%
        82 Devonshire Street
        Boston, Massachusetts 02109

Bruce R. Lewin .............................                      231,600                       6.9%
        1329A North Avenue
        New Rochelle, New York 10804

Arthur Zankel ..............................                      222,500(4)                    6.9%
        535 Madison Avenue
        New York, New York 10022

Vincent Pascal .............................                       57,440(5)                    1.8%
        85 Fifth Avenue
        New York, New York 10003

Robert Towers ..............................                       53,100(6)                    1.6%
        85 Fifth Avenue
        New York, New York 10003

Donald D. Shack ............................                       42,603(7)                    1.3%
        530 Fifth Avenue
        New York, New York 10036

Andrew Kuruc ...............................                       35,800(8)                    1.1%
        85 Fifth Avenue
        New York, New York 10003

Jay Galin ..................................                       26,000                  Less than 1%
        520 Eighth Avenue
        New York, New York 10018

Ernest Bogen ...............................                       17,320(9)               Less than 1%
        85 Fifth Avenue
        New York, New York 10003

Paul Gordon ................................                       15,000(10)              Less than 1%
        85 Fifth Avenue
        New York, New York 10003

All directors and officers as a group
        (nine persons)......................                    1,405,001(11)                  43.3%



----------
(1) Except to the extent otherwise indicated, to the best of the Company's knowledge, each of the indicated persons exercises sole voting and investment power with respect to all shares beneficially owned by him.

(2) Includes 24,800 shares owned by The Weinstein Foundation, a private foundation of which Mr. Weinstein acts as trustee and as to which shares Mr. Weinstein has shared investment and shared voting power and 30,000 shares issuable upon exercise of currently exercisable options granted under the Company's 1996 Stock Option Plan or exercisable within 60 days of the date of this Proxy Statement.

(3) Based upon information set forth in Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on or about February 13, 2001. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 295,000 shares as a result of acting as investment adviser to several investment companies. The ownership by one investment company, Fidelity Low-Priced Stock Fund, amounted to 295,000 shares. Mr. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the aforementioned investment companies each has the power to dispose of the 295,000 shares.

(4) Based upon information set forth in Schedule 13D filed by Mr. Arthur Zankel with the Securities and Exchange Commission on or about July 6, 2000.

(5) Includes 7,500 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan or exercisable within 60 days of the date of this Proxy Statement.

(6) Includes 7,500 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan or exercisable within 60 days of the date of this Proxy Statement.

(7) Includes 40,000 shares owned by Skylark Partners, a partnership of which Mr. Shack is a general partner.

(8) Includes 7,500 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan or exercisable within 60 days of the date of this Proxy Statement.

(9) Includes 7,320 shares owned by Mr. Bogen's spouse, as to which Mr. Bogen disclaims beneficial ownership.

(10) Includes 7,500 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan or exercisable within 60 days of the date of this Proxy Statement.

(11) Includes 60,000 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan or exercisable within 60 days of the date of this Proxy Statement.


                                 ---------------

         In the event of the death of Michael Weinstein, the Company has agreed to purchase from his estate, at the option of his executor or legal representative, such number of shares of Common Stock as may be purchased with the proceeds of a $5,000,000 insurance policy maintained by the Company on the life of Mr. Weinstein, at a price per share equal to the greater of the then book value or the then fair market value of such shares. The Company is obligated to maintain $5,000,000 of insurance on the life of Mr. Weinstein during the term of the agreement.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         A board of nine directors is to be elected at the Meeting. Unless a proxy shall specify that it is not to be voted for the directors, it is intended that the shares represented by each duly executed and returned proxy will be voted IN FAVOR of the election as directors of the persons named below.

         Each of the persons named below is at present a director of the Company. If for any reason any nominee is not a candidate for election at the Meeting, such proxies will be voted for a substitute nominee and for the others named below. The Board does not anticipate that any of the nominees will not be a candidate.


                                          Principal Occupation and Position with the                    Director
                                          ------------------------------------------                    --------
       Name                     Age                       Company                                         Since
       ----                     ---                       -------                                         -----
Ernest Bogen                     70    Restaurant operations; Chairman of the Board of                    1983
                                       the Company

Michael Weinstein                58    President and Chief Executive Officer of the                       1983
                                       Company

Vincent Pascal                   58    Senior Vice President and Secretary of the Company                 1985

Robert Towers                    54    Executive Vice President, Chief Operating Officer and              1987
                                       Treasurer of the Company

Andrew Kuruc                     44    Senior Vice President, Chief Financial Officer and                 1989
                                       Controller of the Company

Paul Gordon                      50    Senior Vice President of the Company                               1996

Donald D. Shack                  73    Attorney, member of law firm of Shack Siegel Katz                  1985
                                       Flaherty & Goodman P.C., general counsel to the
                                       Company

Jay Galin                        65    Chief Executive Officer, G+G Retail, Inc.                          1988

Bruce R. Lewin                   54    Owner - Bruce R. Lewin Fine Art                                    2000

---------------

Biographical Information

         Ernest Bogen has been a director of the Company since its inception in January 1983 and was also Secretary until September 1985 and Treasurer until March 1987. He was elected Chairman of the Board of Directors of the Company in September 1985. During the past five years, Mr. Bogen has been an officer, director and 25% shareholder of Easy Diners, Inc., a restaurant management company which operated a restaurant in New York City until January 31, 2002; RSWB Corp. which operates a restaurant in New York City that it acquired in June 1997; and BSWR Corp. which operates a restaurant in New York City that it acquired in April 1998. Mr. Bogen is also the owner of 24% of the membership interests of each of Dockeast, LLC and Dockwest, LLC, each of which has signed an agreement to purchase a restaurant in New York City. During the past five years, Mr. Bogen has also had various interests in entities which owned and operated restaurants in Florida. At the present time, Mr. Bogen is an officer, director and 25% shareholder of BSRS Corp. which previously owned and sold a restaurant in Boca Raton, Florida. Easy Diners, Inc., RSWB Corp., BSRS Corp., Dockeast, LLC, Dockwest, LLC and BSWR Corp. are not subsidiaries or affiliates of the Company.

         Michael Weinstein has been the President, Chief Executive Officer and a director of the Company since its inception in January 1983. During the past five years, Mr. Weinstein has been an officer, director and 25% shareholder of Easy Diners, Inc., RSWB Corp. and BSWR Corp. (since April

1998). At the present time, Mr. Weinstein is a director and 25% shareholder of these corporations. Mr. Weinstein is the owner of 24% of the membership interests of each of Dockeast, LLC and Dockwest, LLC. Mr. Weinstein spends substantially all of his business time on Company-related matters.

         Vincent Pascal has been employed by the Company since November 1983 and was elected Vice President, Assistant Secretary and a director of the Company in October 1985. Mr. Pascal became Secretary of the Company in January 1994 and a Senior Vice President in April 2001.

         Robert Towers has been employed by the Company since November 1983 and was elected Vice President, Treasurer and a director in March 1987. Mr. Towers became an Executive Vice President and Chief Operating Officer in April 2001.

         Andrew Kuruc was elected Vice President of the Company in 1993 and a director of the Company in November 1989. Mr. Kuruc has been employed as Controller of the Company since April 1987. Mr. Kuruc became a Senior Vice President and Chief Financial Officer in April 2001.

         Paul Gordon has been employed by the Company since 1983 and was elected as a director in November 1996 and a Senior Vice President in April 2001. Mr. Gordon is the manager of the Company's Las Vegas operations. Prior to assuming that role in 1996, Mr. Gordon was the manager of the Company's operations in Washington, D.C. commencing in 1989.

         Donald D. Shack was elected a director of the Company in October 1985. During the past five years, Mr. Shack has been a member of the law firm of Shack Siegel Katz Flaherty & Goodman P.C., general counsel to the Company.

         Jay Galin was elected a director of the Company in January 1988. Since August 1998, Mr. Galin has been Chairman of the Board and Chief Executive Officer of G & G Retail Holdings, Inc. and its subsidiary G + G Retail, Inc., a chain of retail clothing stores. For more than five years prior thereto, Mr. Galin was President of its predecessor, G. & G. Shops, Inc.

         Bruce R. Lewin was elected a director of the Company in February 2000. During the past five years, Mr. Lewin has been the owner of Bruce R. Lewin Fine Art in New York. Since August 2001, Mr. Lewin has been the President and a director of Continental Hosts, Ltd. Mr. Lewin was formerly a director of the Bank of Great Neck (in New York), and a former director of the New York City Chapter of the New York State Restaurant Association.

                                 ---------------

         The Company provides purchasing and bookkeeping services to restaurants in which Messrs. Weinstein and Bogen have interests, for which the Company receives a fee which has not exceeded $30,000 in any fiscal year.

         All officers of the Company are elected by and serve at the pleasure of the Board. There are no family relationships among any of the directors or executive officers of the Company.

         Messrs. Galin, Lewin and Shack were each paid $5,000 in fiscal year 2001 for their services to the Company as directors.

         The Company made loans to Michael Weinstein, Robert Towers and Vincent Pascal, which loans were made primarily in connection with the exercise of stock options as provided under the Company's Stock Option Plans. All of the loans bear interest at the prime rate in effect from time to time. The loans are payable on demand. During fiscal 2001, the largest amount of indebtedness of Mr. Weinstein outstanding at any one time was $717,681. As of January 24, 2002, Mr. Weinstein was indebted to the Company in the amount of $795,000. During fiscal 2001, the largest amount of indebtedness of Mr. Towers outstanding at any one time was $432,293. As of January 24, 2002, Mr. Towers was indebted to the Company in the amount of $432,293. During fiscal 2001, the largest amount of indebtedness of Mr. Pascal outstanding at any one time was $198,299. As of January 24, 2002, Mr. Pascal was indebted to the Company in the amount of $198,299.


Meetings and Committees of the Board of Directors

         Messrs. Galin and Lewin currently serve as members of the Stock Option Committee of the Board. The Stock Option Committee administers the Company's 1996 Stock Option Plan. During fiscal 2001, the Stock Option Committee took action by unanimous written consent of the members of the Committee on one occasion.

         Messrs. Galin, Lewin and Shack currently serve as members of the Audit Committee of the Board of Directors. The Audit Committee is responsible for, among other things, receiving and reviewing the recommendations of the independent auditors, reviewing consolidated financial statements of the Company, meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls, resolving potential conflicts of interest and reviewing Company's accounting policies. Messrs. Galin and Lewin are independent directors, within the meaning of NASD Rule 4200(a)(14). While Mr. Shack is not an independent director, within the meaning of Rule 4200 (due to his membership in a law firm that represents the Company), the Board has determined that Mr. Shack's membership on the Audit Committee is required by the best interests of the Company and its shareholders, because Mr. Shack has served on the Audit Committee of the Company for many years and on the board and audit committees of several other publicly traded corporations. He is very familiar with the work and responsibilities of the Committee and the financial analysis that is required. The Board has adopted a written charter for this Committee, and a copy of the charter was included as an appendix to last year's proxy statement. The Audit Committee held five meetings during fiscal 2001.

         The Company does not have a Nominating Committee.

         Messrs. Bogen, Galin and Shack currently serve as members of the Compensation Committee. The Compensation Committee is responsible for reviewing the Company's compensation policies, establishing the compensation for the President and Chief Executive Officer of the Company and making recommendations on compensation for other executive officers of the Company. The Compensation Committee held one meeting during fiscal 2001.

         During the Company's past fiscal year, the Board held two meetings and took action on eight occasions by unanimous written consent of the members of the Board. Each member of the Board attended at least 75% of the meetings of the Board and committees on which he served, except for Paul Gordon and Jay Galin who were absent from one meeting held by the Board during the past fiscal year.

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table shown below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the 2001, 2000 and 1999 fiscal years, of those persons who were, at September 29, 2001, (i) the President and Chief Executive Officer of the Company and (ii) the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE



                                                                                           Long-Term
                                                        Annual Compensation              Compensation
                                                        -------------------              ------------
                                                                                            Options
  Name and Principal Position                      Year      Salary ($)    Bonus ($)       Awarded (#)
  ---------------------------                      ----      ----------    ---------       -----------
Michael Weinstein                                  2001       521,630       33,000              ---
   President and Chief Executive Officer.......    2000       458,090       44,435              ---
                                                   1999       429,023          ---           60,000


Vincent Pascal                                     2001       233,359       14,055              ---
   Senior Vice President and Secretary.........    2000       230,943       22,099              ---
                                                   1999       216,354          ---           15,000

Robert Towers                                      2001       233,359       14,055              ---
   Executive Vice President, Chief                 2000       230,943       22,099              ---
   Operating Officer and Treasurer.............    1999       220,217          ---           15,000

Andrew Kuruc                                       2001       182,316       10,983              ---
   Senior Vice President, Chief                    2000       180,455       17,270              ---
    Financial Officer and Controller...........    1999       169,077          ---           15,000

Paul Gordon                                        2001       219,769       51,820              ---
   Senior Vice President.......................    2000       176,947       81,361              ---
                                                   1999       163,866       75,698           15,000

                        OPTION GRANTS IN LAST FISCAL YEAR

         No options to purchase the Company's Common Stock were granted in fiscal year 2001 to the President and Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL-YEAR END OPTION VALUES

         The table shown below sets forth certain information for the President and Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company (i) with respect to option exercises during fiscal 2001 and (ii) at September 29, 2001, with respect to unexercised options to purchase shares of the Company's Common Stock under the Company's 1985 and 1996 Stock Option Plans.


                            Shares                          Number of Securities               Value of Unexercised
                           Acquired On      Value         Underlying Unexercised            In-The-Money Options at
         Name              Exercise (#)   Realized ($)  Options at Fiscal Year End (#)        Fiscal Year-End ($)(1)
         ----              -----------    ------------  ------------------------------        ----------------------
                                                        Exercisable     Unexercisable      Exercisable    Unexercisable
                                                        -----------     -------------      -----------    -------------
Michael Weinstein..........   ---             ---          80,000           30,000              ---             ---
Vincent Pascal.............   ---             ---          25,000            7,500              ---             ---
Robert Towers..............   ---             ---          25,000            7,500              ---             ---
Andrew Kuruc...............   ---             ---          25,000            7,500              ---             ---
Paul Gordon................   ---             ---          32,500            7,500              ---             ---


(1) Based on the closing sale price of $7.14 per share on the NASDAQ/National Market System of the Company's Common Stock on September 28, 2001, no unexercised options were in-the-money.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

         The graph set forth below compares the cumulative total shareholder return on the Company's Common Stock for the period commencing September 27, 1996 and ending September 29, 2001 against the cumulative total return on the NASDAQ Market Index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company. This graph assumes a $100 investment in the Company's Common Stock and in each index on September 27, 1996 and that all dividends paid by companies included in each index were reinvested.


                              [Performance Graph]


                                         9/27/96    9/26/97    10/2/98    10/1/99     9/30/00    9/29/01
                                         -------    -------    -------    -------     -------    -------
Ark Restaurants Corp.................     100.00     118.92     106.76     108.11      99.33      77.22

Market Index - Nasdaq Stock
  Market (US Companies)..............     100.00     135.92     141.25     228.51     312.59     128.07

Peer Index -  (SIC Code 5812 -
 Eating and drinking places..........     100.00     106.38     110.68     143.31     110.33     113.45

         The foregoing graph shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee, consisting of Messrs. Bogen, Galin and Shack, determines the compensation of the President and sets policies for and reviews with the President the compensation awarded to the other principal executives.

         The Company's current executive officers consist of the President, Messrs. Pascal, Towers, Kuruc and Gordon. The three elements of their compensation have been salary, bonus and stock options.

         The President is the founder and Chief Executive Officer of the Company. He owns over 901,000 shares of Company stock (including exercisable options), approximately 28% of the outstanding shares. The Compensation Committee believes he is substantially motivated, both by reason of stock ownership and commitment to the Company, to act on behalf of all shareholders to optimize overall corporate performance. Accordingly, the Compensation Committee has not considered it necessary to specifically relate the President's compensation to corporate performance.

         The President's annual salary was increased from $429,023 in fiscal 1999 to $458,090 in fiscal 2000, and $521,630 in fiscal 2001. The President was also paid a bonus of $44,435 in fiscal 2000, and $33,000 in fiscal 2001. He did not receive a bonus for fiscal 1999. In April 1999, he received options to purchase 60,000 shares of Common Stock, and an additional 99,000 shares in December 2001. The Compensation Committee believes the compensation paid to the President to be comparable or less than that generally paid to chief executive officers at comparable companies.

         The Compensation Committee relies extensively on the views of the President in determining salaries paid to Messrs. Pascal, Towers, Kuruc, and Gordon. Their salary levels are believed to be competitive with amounts paid to executives with comparable qualifications, experience and responsibilities at companies of comparable size and also reflect assessments of past performance and expectations concerning future contributions to the Company and its business.

         It is through the use of stock options that the Company has endeavored to relate corporate performance and compensation of the executives other than Mr. Weinstein. The Board believes that significant stock ownership is a major incentive in building shareholder wealth and aligning the interests of employees and shareholders. In January 1997, Messrs. Pascal, Towers and Kuruc each received options to purchase 17,500 shares of Common Stock, and Mr. Gordon received options to purchase 25,000 shares, all of which expired on January 2, 2002. In April 1999, Messrs. Pascal, Towers, Gordon and Kuruc, each received options to purchase 15,000 shares of Common Stock. In December 2001, Messrs. Towers and Pascal each received options to purchase 30,000 shares of Common Stock, Mr. Gordon received options to purchase 32,000 shares and Mr. Kuruc received options to purchase 25,000 shares.

         Stock options are granted by the Company's Stock Option Committee consisting of Messrs. Lewin and Galin. They consult with the Compensation Committee in awarding options to the Company's executives. All options granted under the Company's 1996 Stock Option Plan were granted at an exercise price equal to the market price on the date of grant.

         This report is respectfully submitted by the Compensation Committee of the Board of Directors.

         Jay Galin, Ernest Bogen and Donald D. Shack

Compensation Committee Interlocks and Insider Participation

         No member of the Company's Compensation Committee or Stock Option Committee is an employee or officer of the Company. Ernest Bogen is Chairman of the Board of the Company and was formerly an executive officer of the Company. Mr. Bogen is also an officer, director and 25% shareholder of each of Easy Diners, Inc., BSWR Corp. and RSWB Corp. Mr. Weinstein is also a director and 25% shareholder of each of Easy Diners, Inc., BSWR Corp. and RSWB Corp. Messrs. Bogen and Weinstein are also 24% members of each of Dockeast, LLC and Dockwest, LLC. Donald D. Shack is a member of the firm of Shack Siegel Katz Flaherty & Goodman P.C., general counsel to the Company, to which the Company paid $488,957 in legal fees in calendar year 2001.


            PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE CERTIFICATE OF
                                  INCORPORATION

         Legislation amending the New York Business Corporation Law ("BCL") became effective in 1998. The amendments to the BCL were intended to eliminate arcane and burdensome requirements that were needlessly preventing New York corporations from efficiently exploiting opportunities presented to them and generally causing corporations to incorporate and reincorporate in other states, particularly Delaware. However, certain of the BCL amendments require corporations, such as the Company, as were in existence prior to amendment of the BCL, to "opt-in" to these provisions by amending their certificates of incorporation in order to take advantage of the BCL amendments. Accordingly, the Board of Directors has approved amending the Certificate of Incorporation as indicated in Appendix A. A brief summary of the proposed amendments to the Certificate of Incorporation is set forth below.

         1. The Company "opts in" to the amended provisions of Section 511 of the BCL which permit distributions of any class or series of shares to the holders of any other class or series.

         2. The Company "opts in" to the amended provisions of Section 709 of the BCL which permit the amendment of quorum and voting requirements set forth in the Company's Certificate of Incorporation so long as such an amendment is authorized by the holders of a majority (rather than two-thirds) of the outstanding shares entitled to vote thereon.

         3. The Company "opts in" to the amended provisions of Section 714 of the BCL which permit the Board of Directors to authorize loans or guarantees to directors of the Company so long as the Board of Directors determines that such loans or guarantees are in the best interest of the Company.

         4. The Company "opts in" to the amended provisions of Section 903 of the BCL which permit adoption of a plan of merger or consolidation by the holders of a majority (rather than two-thirds) of all of the outstanding shares of the Company entitled to vote thereon.

         5. The Company "opts in" to the amended provisions of Section 909 of the BCL which permit the holders of a majority (rather than two-thirds) of the outstanding shares entitled to vote thereon to approve a sale, lease, exchange or other disposition of all of the assets of the Company.

         6. The Company "opts in" to the amended provisions of Section 913 of the BCL, which permit the holders of a majority (rather than two-thirds) of the outstanding shares entitled to vote thereon to approve any plan for binding share exchanges.

         7. The Company "opts in" to the amended provisions of Section 1001 of the BCL, which permit dissolution of the Company to be authorized at a meeting of the shareholders by a majority (rather than two-thirds) of all of the outstanding shares entitled to vote thereon.

         These amendments will make governance of the Company more flexible and make it easier for the Company to engage in the specified actions and transactions. Five of the amendments approved by the Board of Directors change shareholder voting requirements for approval of certain transactions from two-thirds to a majority of outstanding shares. One amendment permits the Board of Directors to approve loans and guarantees to directors of the Company without shareholder approval if such loans are deemed to be in the best interest of the Company, while another amendment permits the Board of Directors to permit distribution of any class or series of shares to holders of any other class or series.

         The amendments to the Company's Certificate of Incorporation are subject to approval by the affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting, with each share of Common Stock having one vote. If the above amendments are approved, the amended Certificate of Incorporation will become effective upon the filing with the Secretary of State of the State of New York of a Certificate of Amendment to the Company's Certificate of Incorporation. Such a filing will take place shortly after approval.

         The Board recommends that the shareholders vote FOR the adoption of the amendments to the Certificate of Incorporation.


         PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         It is proposed that shareholders ratify the appointment by the Board of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending September 28, 2002. The Company expects representatives of Deloitte & Touche LLP to be present at the Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be accorded an opportunity at such time to make such statements as they may desire.

         Approval by the shareholders of the appointment of independent auditors is not required, but the Board deems it desirable to submit this matter to shareholders. If holders of a majority of the outstanding shares of Common Stock present and voting at the meeting do not approve the appointment of Deloitte & Touche LLP, the selection of independent auditors will be reconsidered by the Board.

         The Board recommends that you vote FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company.


Independent Auditors' Fees

Audit Fees

         The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended September 29, 2001 were $127,000.

Financial Information Systems Design and Implementation Fees

         Deloitte & Touche LLP rendered no professional services to the Company in connection with the design or implementation of financial information systems during the fiscal year ended September 29, 2001.

All Other Fees

         During the fiscal year ended September 29, 2001, the aggregate fees billed by Deloitte & Touche LLP for all other services rendered to the Company, other than the services described under "Audit Fees" above, were $127,500.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of the Company is composed of three directors and operates under a written charter adopted by the Board of Directors, attached as Appendix A to last year's proxy statement. The Company's management is responsible for its internal accounting controls and the financial reporting process. The Company's independent accountants, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management. In addition, the Audit Committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees."

         The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants their independence. The Audit Committee has considered whether the independent accountants' provision of non-audit services is compatible with maintaining the accountants' independence.

         Based on the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 29, 2001 for filing with the Securities and Exchange Commission.

         This report is respectfully submitted by the Audit Committee of the Board of Directors.

         Bruce R. Lewin, Jay Galin and Donald D. Shack

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission") and the NASDAQ/National Market System. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2001.

                                VOTING PROCEDURES

         Pursuant to Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. Abstentions and broker non-votes will have the effect of a negative vote on the proposal to amend the Company's Certificate of Incorporation (Proposal 2). With respect to the tabulation of votes cast on the selection of independent auditors (Proposal 3), abstentions will not be considered as present and voting with respect to that specific proposal.

         Under the rules of the National Association of Securities Dealers
(NASD), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote upon the election of directors, the selection of independent auditors and other routine matters. With respect to other matters, such as the approval of the proposed amendments to the Company's Certificate of Incorporation, brokers do not have authority under NASD rules to vote on their own initiative unless they have received instructions from beneficial owners. This is commonly referred to as a "broker non-vote."

                              SHAREHOLDER PROPOSALS

         As of the date of this proxy statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

         To be included in the Company's proxy statement and proxy relating to the Company's 2003 Annual Meeting of Shareholders, shareholder proposals should be received by the Company on or before October 15, 2002. If we do not receive notice of a stockholder proposal to be acted upon at our 2003 Annual Meeting of Shareholders on or before December 27, 2002, our proxy for that meeting may confer discretionary authority to vote on any such proposal.

                                  ANNUAL REPORT

         The 2001 Annual Report of the Company, including financial statements, is being mailed together with this Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy on or about February 22, 2002 to each shareholder of record.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board is not aware of any other matters to be presented for action. However, if any other matters are properly brought before the Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 29, 2001, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S SHAREHOLDERS OF RECORD ON FEBRUARY 19, 2002 AND EACH BENEFICIAL SHAREHOLDER ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 85 FIFTH AVENUE, NEW YORK, NEW YORK 10003, ATTENTION: TREASURER. REQUESTS FROM BENEFICIAL SHAREHOLDERS MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP ON THAT DATE.

         IT IS IMPORTANT THAT THE ACCOMPANYING PROXY BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE EARNESTLY REQUESTED TO DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                       MANNER AND EXPENSES OF SOLICITATION

         The solicitation of proxies in the accompanying form is made by the Board and all costs thereof will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone, or telegraph but they will not receive additional compensation for such services. The Company may also retain the services of a professional proxy solicitation firm to assist in the solicitation of proxies. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of the Common Stock in their names will be requested by the Company to forward proxy material to their principals and will be reimbursed for their reasonable out-of-pocket expenses incurred in respect thereto.

                                       ARK RESTAURANTS CORP.

                                       By Order of the Board of Directors


                                       Vincent Pascal,
                                       Secretary and Senior Vice President


New York, New York
February 22, 2002

                                                                      Appendix A

                           PROPOSED AMENDMENTS TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ARK RESTAURANTS CORP.


         8. The Board of Directors is authorized to make distributions of shares of any class or series of the Corporation pursuant to Section 511 of the BCL to holders of the same or any other class or series of shares, whether or not any shares of such class remain outstanding.

         9. Any amendment hereto which changes or strikes out the quorum, voting or other provisions permitted by BCL Section 709 shall be authorized at a meeting of shareholders by a majority of the votes of all outstanding shares entitled to vote thereon.

         10. The Corporation may lend money to or guarantee the obligation of a director of the Corporation if the Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans or guarantees.

         11. Any plan of merger or consolidation adopted by the Board of Directors of the Corporation pursuant to Section 903 of the BCL shall be adopted at a meeting of shareholders by the holders of a majority of all outstanding shares entitled to vote thereon.

         12. A sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation pursuant to Section 909 of the BCL shall be approved at a meeting of shareholders by a majority of the votes of all outstanding shares entitled to vote thereon.

         13. Any plan for binding share exchanges pursuant to Section 913 of the BCL shall be adopted at a meeting of shareholders by the holders of a majority of the votes of all outstanding shares entitled to vote thereon.

         14. Any dissolution of the Corporation shall be authorized at a meeting of the shareholders by a majority of the votes of all outstanding shares entitled to vote thereon.

                                                                   APPENDIX 1


                             ARK RESTAURANTS CORP.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 27, 2002

   THE UNDERSIGNED, revoking all previous proxies, hereby appoints MICHAEL WEINSTEIN, ROBERT TOWERS and DONALD D. SHACK, or any of them as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of ARK RESTAURANTS CORP. (the 'Company') which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, March 27, 2002 at 10:00 A.M. local time at Bryant Park Grill,
25 West 40th Street, New York, New York, and at all adjournments thereof. The shares represented by this Proxy will be voted as indicated below upon the following matters, all more fully described in the Proxy Statement.

[ ] _____________________      __________

    ACCOUNT NUMBER             COMMON

   (1) ELECTION OF A BOARD OF NINE DIRECTORS

                                                                                 WITHHOLD AUTHORITY
                                NOMINEE                 VOTE FOR                    TO VOTE FOR
                                -------                 --------                    -----------
                      Ernest Bogen                        [ ]                           [ ]
                      Michael Weinstein                   [ ]                           [ ]
                      Vincent Pascal                      [ ]                           [ ]
                      Robert Towers                       [ ]                           [ ]
                      Andrew Kuruc                        [ ]                           [ ]
                      Donald D. Shack                     [ ]                           [ ]
                      Jay Galin                           [ ]                           [ ]
                      Paul Gordon                         [ ]                           [ ]
                      Bruce R. Lewin                      [ ]                           [ ]


                                                              (See reverse side)

   (2) Approval of the adoption of proposed amendments to the Certificate of Incorporation of the Company.

                  FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

   (3) Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 2002 fiscal year.

                  FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

   (4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND FOR ITEMS 2 and 3.

                                                 Dated: __________________, 2002
                                                 _______________________________
                                                            SIGNATURE

                                                 NOTE: Please sign exactly as
                                                 your name or names appear
                                                 hereon. Joint owners should
                                                 each sign personally. When
                                                 signing as executor,
                                                 administrator, corporation,
                                                 officer, attorney, agent,
                                                 trustee or guardian, etc.,
                                                 please add your full title to
                                                 your signature.

NOTE: Please complete, date, sign and mail this proxy in the envelope enclosed for this purpose. No postage is required for mailing in the United States.